Exhibit 10.46

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES WHICH MAY BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS.  NO SALE OR DISTRIBUTION HEREOF OR THEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER APPLICABLE SECURITIES LAWS.

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”) is dated this 3rd day of May 2010, by and between NeoGenomics, Inc., a Nevada corporation (the “Company”), and Steven C. Jones, an individual residing at 1740 Persimmon Drive, Naples, FL 34109 (the “Warrant Holder”).

WITNESSETH

WHEREAS, Warrant Holder served as the Company’s Chief Financial Officer from 2003-2009 and has been serving as the Company’s Executive Vice President – Finance since December 2009; and

WHEREAS, prior to the date hereof, the Company has not granted the Warrant Holder any stock-based compensation for his services as an officer of the Company; and

WHEREAS, as of the date hereof, the Company has entered into a consulting agreement (the “Consulting Agreement”) with the Warrant Holder, pursuant to which the Warrant Holder has agreed to continue to serve as the Company’s Executive Vice President – Finance; and

WHEREAS, the Company desires to recognize the Warrant Holder’s past service to the Company and to provide additional incentives to the Warrant Holder to create shareholder value for the Company’s shareholders in his continuing role as Executive Vice President – Finance; and

WHEREAS, pursuant to the Consulting Agreement, the Company agreed to issue to the Warrant Holder a warrant (the “Warrant”) to purchase an aggregate of 450,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), on the terms set forth in this Warrant Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Incorporation of Recitals. The Recitals portion of this Agreement is hereby incorporated by this reference as though it were fully set forth and rewritten herein, and the affirmative statements therein contained shall be deemed to be representations of the Company and the Warrant Holder, which are hereby confirmed.

2.           Warrant.  The Company hereby grants to the Warrant Holder, subject to the terms set forth herein, the right to purchase, subject to the vesting schedule set forth in Section 12 hereof, at any time during the term (the “Warrant Exercise Term”) commencing on the date hereof and ending at 5:30 p.m., New York time on the seventh anniversary of the date of this Agreement (the “Expiration Date”) 450,000 shares of Common Stock (the “Shares”), at an exercise price of $1.50 per share (the “Exercise Price”).

3.           Exercise of Warrant.

3.1           Exercise.  The Warrant may be exercised by the Warrant Holder, in whole or in part, by delivering the Notice of Exercise purchase form, attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Warrant Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash or by wire transfer or check payable to the order of the Company, of the amount obtained by multiplying the number of Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”).  The Purchase Price may also be paid, in whole or in part, by delivery of such purchase form and of shares of Common Stock owned by the Warrant Holder having a Market Price (as defined in Section 3.3 hereof) on the last business day ending the day immediately prior to the Exercise Date (as defined below) equal to the portion of the aggregate Exercise Price being paid in such shares.  In addition, the Warrant may be exercised, pursuant to a cashless exercise by providing irrevocable instructions to the Company, through delivery of the Notice of Exercise with an appropriate reference to this Section 3.1 to issue the number of shares of the Common Stock equal to the product of (a) the number of shares as to which the Warrant is being exercised multiplied by (b) a fraction, the numerator of which is the Market Price of a share of the Common Stock on the last business day preceding the Exercise Date less the Exercise Price therefor and the denominator of which is such Market Price.  For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of the Warrant pursuant to this Section 3.1 shall have been made.

3.2           Issuance of Certificates.  As soon as practicable after the exercise of the Warrant (in whole or in part) in accordance with Section 3.1 hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Warrant Holder (i) a certificate or certificates for the number of fully-paid and non-assessable Shares to which the Warrant Holder shall be entitled upon such exercise and (if applicable) (ii) a new warrant agreement of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of the Warrant not exercised by the Warrant Holder.  The Warrant Holder shall for all purposes be deemed to have become the holder of record of such Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 3.1 hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.3           Market Price.  The “Market Price” of a share of Common Stock means:  the average of the daily closing price of shares of Common Stock on the principal market on which shares of the Common Stock are traded for the five (5) trading days immediately preceding the date of the determination of the Market Price.  If shares of Common Stock are not traded on any public market (e.g. NYSE, AMEX, NASDAQ, OTCBB or Pink Sheets), the Market Price of the Common Stock shall be determined, in good faith, by the Board of Directors of the Company (the “Board”).

4.           Adjustments.

4.1           Stock Splits, Stock Dividends and Combinations.  If the Company at any time subdivides the outstanding shares of the Common Stock or issues a stock dividend (in Common Stock) on the outstanding shares of the Common Stock, the Exercise Price in effect immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately decreased, and the number of Shares subject hereto shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) the outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Shares subject hereto shall be proportionately decreased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4.2           Merger or Consolidation.  In the case of any consolidation of the Company with, or merger of the Company with or into another entity (other than a consolidation or merger which does not result in any reclassification or change of the outstanding capital stock of the Company), the entity formed by such consolidation or merger shall execute and deliver to the Warrant Holder a supplemental warrant agreement providing that the Warrant Holder of the Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of capital stock and other securities and property receivable upon such consolidation or merger by a holder of the number of Shares for which such Warrant might have been exercised immediately prior to such consolidation or merger.  Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 4.1 hereof and to the provisions of Section 11 hereof.  This Section 4.2 shall similarly apply to successive consolidations or mergers.

5.           Transfers.

5.1           Unregistered Securities.  Warrant Holder hereby acknowledges and agrees that the Warrant and the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” under the Securities Act inasmuch as they are being acquired in a transaction not involving a public offering, and the Warrant Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of the Warrant or any Shares issued upon exercise of the Warrant in the absence of (a) an effective registration statement under the Securities Act as to the Warrant or such Shares and registration and/or qualification of the Warrant or such Shares under any applicable Federal or state securities law then in effect or (b) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required.

5.2           Transferability.  Until such time as the Shares are vested pursuant to Section 12 hereof, the rights under this Agreement with respect to such Shares shall not be transferrable.  After all or any portion of the Shares have vested pursuant to Section 12 hereof, then subject to the provisions of Section 5.1 hereof, the rights under this Agreement relating only to that portion of the Shares that are vested are freely transferable, in whole or in part, by the Warrant Holder, and such transferee shall have the same rights hereunder as the Warrant Holder.

5.3           Warrant Register.  The Company will maintain a register containing the names and addresses of the Warrant Holders of the Warrant.  Until any transfer of Warrant in accordance with this Agreement is reflected in the warrant register, the Company may treat the Warrant Holder as the absolute owner hereof for all purposes.  Any Warrant Holder may change such Warrant Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

6.           No Fractional Shares.  Any adjustment in the number of Shares purchasable hereunder shall be rounded to the nearest whole share.

7.           Investment Representations.  The Warrant Holder agrees and acknowledges that it is acquiring the Warrant and will be acquiring the Shares for his own account and not with a view to any resale or distribution other than in accordance with Federal and state securities laws.  The Warrant Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

8.           Covenants as to the Shares.  The Company covenants and agrees that the shares of Common Stock issuable upon exercise of the Warrant, will, upon issuance in accordance with the terms hereof, be duly and validly issued and outstanding, fully-paid and non-assessable, with no personal liability attaching to the ownership thereof.  The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented under this Agreement. The Company will pay all documentary stamp taxes attributable to the initial issuance of Shares upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates  for Shares in a name other than that of the Warrant Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

9.           Legend.  Any certificate evidencing the Shares issuable upon exercise hereof will bear a legend indicating that such securities have not been registered under the Securities Act or under any state securities laws and may not be sold or offered for sale in the absence of an effective registration statement as to the securities under the Securities Act and any applicable state securities law or an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

10.         Rights Applicable to the Warrant Shares.  The parties hereby acknowledge and agree that the Shares, when issued in accordance with the terms hereof, shall be entitled to all of the same rights and privileges provided to the Company’s Common Stock.

11.         Dividends and Other Distributions.   In the event that the Company shall, at any time prior to the exercise of all Warrants, declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, properties, rights, evidence of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Warrant Holder shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrant, the same assets, property, rights, evidences of indebtedness, securities or any other thing of value that the Warrant Holder would have been entitled to receive at the time of such dividend or distribution as if the Warrant had been exercised immediately prior to such dividend or distribution.  At the time of any such dividend or distribution, the Company shall make (and maintain) appropriate reserves to ensure the timely performance of the provisions of this Section 11.

12.         Vesting.  The Warrant shall only be exercisable in whole or in part, according to the following vesting schedule:

i)	225,000 of the Shares are deemed vested as of the date of this Agreement;

ii)
112,500 of the Shares shall vest according to the passage of time, with 4,687 Shares vesting on the last day of each calendar month for twenty-three (23) months, beginning with the month ending May 31, 2010 and continuing until the month ending March 31, 2012 and 4,699 Shares vesting on April 30, 2012 so long as Consultant continues to provide services to the Company pursuant to the Consulting Agreement or any successor agreement.

iii)	112,500 of such Shares shall vest according to whether or not the Company meets certain financial targets as specified below for FY 2010 and FY 2011 as follows:

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28,125 Shares will vest if the Company’s actual consolidated revenue for FY 2010, meets or exceeds the consolidated revenue goal established by the Board of Directors (the “Board”) for the vesting of performance options and warrants; and

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28,125 Shares will vest if the Company’s actual Adjusted EBITDA for FY 2010, meets or exceeds the consolidated Adjusted EBITDA goals established by the Board for the vesting of performance options and warrants; and

-
28,125 Shares will vest if the Company’s actual consolidated revenue for FY 2011, meets or exceeds the consolidated revenue goal established by the Board for the vesting of performance options and warrants; and

-
28,125 Shares will vest if the Company’s actual Adjusted EBITDA for FY 2011, meets or exceeds the consolidated Adjusted EBITDA goals established by the Board for the vesting of performance options and warrants.

Notwithstanding the foregoing, in the event that either (i) the Company has a Change of Control (as defined below) or (ii) the Company terminates the Consulting Agreement at any time prior to the time when all Shares have vested pursuant to this Section 12, then all of the Shares subject to this Warrant shall immediately vest in full.  For purposes of this Agreement, “Change of Control” means either:

(1)
the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder); or

(2)	a sale of all or substantially all of the assets of the Company.

In the event that the Warrant Holder resigns as an officer of the Company at any time prior to the time when all Shares have vested pursuant to this Section 12, then the rights under this Agreement with respect to the unvested portion of the Shares as of the date of Termination (as such term is defined in the Consulting Agreement) shall immediately terminate.

13.         Piggy-Back Registration.  Subject to the terms and conditions of this Warrant, the Company shall notify the holder of Registrable Securities (as defined below) in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding any registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act ) and will afford each such holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such holder.  Each holder of Registrable Securities desiring to include in any such registration statement, all of part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities held by such holder.  In the event the Company determines in its sole discretion, that market factors require a limitation of the number of securities to be included in such registration statement (including the Registrable Securities), then the Company shall so advise the Warrant Holder and the number of shares that may be included in such registration statement shall be allocated among holders of warrants on a pro rata basis (including the Registrable Securities).  If a holder decides not to include all of its Registrable Securities in the registration statement thereafter filed by the Company or any Registrable Securities were excluded by the Company pursuant to the immediately preceding sentence, such holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.  “Registrable Securities” means the Shares of Common Stock issuable to the Warrant Holder pursuant to the terms of this Warrant.

14.         Miscellaneous.

14.1          Waivers and Amendments.  This Agreement or any provisions hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the Company and by the Warrant Holder.

14.2          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

14.3         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)            If to Company:

NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 5
Fort Myers, FL 33913

Phone:           (239) 768-0600
Attention:     Chief Financial Officer
Facsimile:      (239) 768-1672

With a copy (which copy shall not constitute notice) to:

K&L Gates LLP
200 South Biscayne Boulevard, Suite 3900
Miami, Florida 33131

Attention:      Clayton Parker
Phone :           (305) 539-3306
Facsimile:       (305) 358-7095

(ii)           If to Warrant Holder:

Steven C. Jones
1740 Persimmon Drive
Naples, FL 34109

Phone:  (239) 325-2001
Facsimile: (239) 325-2004

14.4         Headings.  The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the terms hereof.

14.5          Closing of Books.  The Company will at no time close its transfer books against the transfer of any Shares issued or issuable upon the exercise of the Warrant in a manner that interferes with the timely exercise of the Warrant.

14.6         No Rights or Liabilities as a Stockholder.  This Agreement shall not entitle the Warrant Holder hereof to any voting rights or other rights as a stockholder of the Company with respect to the Shares prior to the exercise of the Warrant.  No provision of this Agreement, in the absence of affirmative action by the Warrant Holder to purchase the Shares, and no mere enumeration herein of the rights or privileges of the Warrant Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14.7          Successors.  All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees.

14.8          Severability.  If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

NEOGENOMICS, INC.

By:	/s/ Douglas M. VanOort
Douglas M. VanOort
Chairman and Chief Executive Officer

STEVEN C. JONES

/s/ Steven C. Jones
Steven C. Jones

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

Dated:________________________

To:         NeoGenomics, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant Agreement, hereby irrevocably elects to:

☐           purchase _____ shares of Common Stock covered by such Warrant Agreement and herewith makes a cash payment of $_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant Agreement.

☐           purchase _____ shares of Common Stock covered by such Warrant Agreement and herewith delivers _____ shares of Common Stock having a Market Price as of the last trading day preceding the date hereof of $______, representing the full purchase price for such shares at the price per shares provided for in such Warrant Agreement.

☐           acquire in a cashless exercise _____ shares of Common Stock pursuant to the terms of Section 3.1 of such Warrant Agreement.

Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or in such other name as is specified below.

Signature:___________________________

Name (print):________________________

Title (if applicable):____________________

Company (if applicable):_________________

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